SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                  1934

                          (AMENDMENT NO. _____)

          Filed by the Registrant            [x]
          Filed by a Party other than the Registrant   [  ]

                        Check the appropriate box:

          [  ] Preliminary Proxy Statement
          [  ] Confidential, for Use of the Commission only (as permitted by
               Rule 14a-6(e)(2))
          [x]  Definitive Proxy Statement
          [  ] Definitive Additional Materials
          [  ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             Daig Corporation
             (Name of Registrant as Specified in its Charter)



    (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     item 22(a)(2) of Schedule 14A.
[  ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
     6(i)(3).
[  ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:


  (2) Aggregate number of securities to which transaction applies:


  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


  (4)            Proposed maximum aggregate value of transaction:


  (5)                                             Total fee paid:


[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:


  (2) Form, Schedule or Registration Statement No.:


  (3) Filing Party:


  (4) Date Filed:

                            DAIG CORPORATION
                           14901 DeVeau Place
                          Minnetonka, MN  55345
                                 ______

                             PROXY STATEMENT
                                 ______

                 FOR THE REGULAR MEETING OF SHAREHOLDERS
                        To be held April 12, 1996


  The accompanying Proxy is SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF DAIG CORPORATION, a Minnesota corporation (the "Company"), for use at the Regular Meeting of Shareholders to be held on April 12, 1996 (the "Meeting"), at 9:30 a.m., Minnesota time, at the Ramada Plaza Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota 55345, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting of Shareholders.

  Solicitation of proxies may be made in person or by mail, telephone or facsimile transmission by directors, officers and regular employees of the Company. (The directors, officers and regular employees of the Company will not receive any additional compensation for such activities.) The Company will also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of this solicitation of proxies will be paid by the Company. This Proxy Statement and the enclosed form of proxy will be first mailed to shareholders on or about March 11, 1996.

  The address of the Company's principal executive offices is 14901 DeVeau Place, Minnetonka, Minnesota 55345. The Company's telephone number is (612) 933-4700.



                            REVOCATION OF PROXY

  Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to Daig Corporation, 14901 DeVeau Place, Minnetonka, Minnesota 55345, Attention: Daniel J. Starks, Secretary.

                     VOTING SECURITIES AND RECORD DATE

  The only voting securities of the Company are shares of its Common Stock, $.01 par value ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Meeting or any adjournment thereof.

  The Company has set March 8, 1996 as the "Record Date" for the
Meeting. Only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Meeting or any adjournment thereof.

  At the close of business on January 26, 1996, the Company had issued and outstanding 15,236,144 shares of Common Stock held of record by approximately 400 persons.


                       QUORUM AND VOTING PROCEDURES

  The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting or any adjournment thereof. If a quorum is not present or represented at the Meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present. Approval of the proposals to be presented at the Meeting will require the affirmative vote of the holders of a majority of the shares present at the Meeting (provided a quorum is present). If an executed proxy is returned and the shareholder abstained from voting on any matter, the shares represented by such proxy will be considered present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority to vote on one or more matters as to certain shares, such shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered to be represented at the Meeting for purposes of calculating the vote with respect to such matter.



                          PRINCIPAL SHAREHOLDERS

  The following table sets forth the number and percentage of outstanding shares beneficially owned, to the knowledge of the Company, as of January 26, 1996 by (a) each person known by the Company to own more than 5% of the outstanding Common Stock, (b) each director of the Company on that date, (c) each executive officer named on the "Summary Compensation Table" below, (d) each nominee for election as director, and (e) all officers and directors as a group.



Name and Address                                            Number          Percent
of Beneficial Owners           Position                     of Shares (1)   of Class

John J. Fleischhacker          Chairman of Board,              5,375,000      35.2%
14901 DeVeau Place             Chief Executive Officer,
Minnetonka, Minnesota  55345   Director

Daniel J. Starks               President, Secretary,           2,779,600      18.2%
14901 DeVeau Place             Director
Minnetonka, Minnesota  55345

John C. Heinmiller             Vice President - Finance           68,200(2)     *
14901 DeVeau Place             and Administration,
Minnetonka, Minnesota  55345   Director

Dennis A. Stowers              Director of Manufacturing,        160,000       1.0%
14901 DeVeau Place             Director
Minnetonka, Minnesota  55345

Edward F. Fox                  Director                                0        *
14901 DeVeau Place
Minnetonka, Minnesota  55345

Dale L. Harris                 Director                           10,000        *
14901 DeVeau Place
Minnetonka, Minnesota  55345

All officers and directors as                                  8,392,800(2)   55.0%
a group (6 persons)
____________

*    Less than 1%.

(1) Sole investment and voting power with respect to all shares is held by the person named.

(2) Includes 32,000 shares issuable upon the exercise of stock options exercisable within 60 days.

                       MATTER FOR SHAREHOLDER ACTION

                           ELECTION OF DIRECTORS

  Six (6) directors will be elected at the Meeting. The Board of Directors' nominees for those positions are John J. Fleischhacker, Daniel J. Starks, John C. Heinmiller, Dennis A. Stowers, Edward F. Fox and Dale L. Harris. See "Management--Directors and Executive Officers" for a description of each nominee's qualifications.

  Directors will be elected to serve until each such director's resignation or removal from office or until the later of one (1) year or the next shareholders' meeting at which a successor shall be elected and shall qualify.

  During the fiscal year ended September 30, 1995, the Board of Directors held three (3) meetings and acted by unanimous approval and written minuts of action on one (1) occasion. Each director attended all meetings held during fiscal year 1995 and participated in such written action.

Committees

  The Board of Directors has established an Audit Committee and a Compensation Committee. The Board does not have a Nominating
Committee.

  The Audit Committee consists of officer and employee John C. Heinmiller and two non-employee directors, Edward F. Fox and Dale
L. Harris. This committee is responsible for matters relating to accounting principles and procedures, financial reporting and internal controls. The Audit Committee held two (2) meetings in fiscal year 1995 with all members present at both.

  The Compensation Committee consists of officer and employee John
C. Heinmiller and two non-employee directors, Edward F. Fox and Dale L. Harris. The Compensation Committee makes recommendations to the Board of Directors with respect to executive officer compensation. During fiscal year 1995, the Compensation Committee held one (1) meeting.

Compensation of Directors

     Directors who are non-employees receive a $3,000 fee per month. The remaining directors are not compensated separately for their service as members of the Board of Directors.

     Vote required--The affirmative vote of the holders of a majority of the outstanding Common Stock represented at the Meeting is required for the election of an individual to the Company's
Board of Directors.


                                MANAGEMENT

Directors and Executive Officers

     The following table sets forth certain information about each of the Company's directors, nominees for election as director and executive officers.

Name                    Age   Position With the Company

John J. Fleischhacker   48    Chairman of the Board, Chief Executive Officer
                              and Director

Daniel J. Starks        41    President, Secretary and Director

John C. Heinmiller      41    Vice President - Finance and Administration and
                              Director

Dennis A. Stowers       46    Director of Manufacturing and Director

Dale L. Harris          63    Director

Edward F. Fox           41    Director


     John J. Fleischhacker. Mr. Fleischhacker has served as the Company's Chief Executive Officer and Chairman of the Board for more than five years. Mr. Fleischhacker has served as a Director since 1974. Mr. Fleischhacker's current term as director extends one year or until replaced. Mr. Fleischhacker is the founder of the Company.

     Daniel J. Starks.  Mr. Starks has served as the Company's
President and Secretary for more than five years. Mr. Starks has served as a Director since 1986. His current term as director extends one year or until replaced.

     John C. Heinmiller. Mr. Heinmiller became a member of the Company's Board of Directors in June 1993. Mr. Heinmiller joined the Company in March 1995 as its Vice President - Finance and Administration. During the period October 1991 through February 1995, Mr. Heinmiller was Vice President of Finance and Corporate Secretary for Lifecore Biomedical, Inc., a company that develops, manufactures, and markets sterile medical devices for a variety of surgical applications. Mr. Heinmiller is a member of the Board of Directors of Lifecore Biomedical, Inc. Mr. Heinmiller was a partner with Grant Thornton LLP, a national CPA firm, for more than five years prior to October 1991. His current term as director extends one year or until replaced.

     Dennis A. Stowers. Mr. Stowers is a member of the Board of Directors and the Director of Manufacturing for the Company. Mr. Stowers joined the Board of Directors in June 1993 and has served as Director of Manufacturing for more than five years. His current term as director extends one year or until replaced.

     Dale L. Harris. Mr. Harris became a member of the Board of Directors in June 1993. Mr. Harris currently serves as Assistant to the President of Modern Computer Services Inc., a company providing computer services to the financial community. Mr. Harris served as Executive Vice President of Bank Windsor, Minneapolis, Minnesota from July 1992 until his retirement in 1994. For more than five years prior to July 1992, Mr. Harris served as Senior Vice President of Firstar Corporation of Minnesota and as President of Shelard National Bank prior to its acquisition by Firstar. His current term as director extends one year or until replaced.

     Edward F. Fox. Mr. Fox became a member of the Board of Directors in June 1995. Mr. Fox has been a member of the law firm Doherty, Rumble & Butler P.A. of Minneapolis, Minnesota and one of its predecessor firms since 1979. Doherty, Rumble & Butler has represented the Company on various legal matters since 1988. His current term as director extends one year or until replaced.

     Based solely upon the review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during and with respect to fiscal year 1995, the Company believes that all reports required by section 16(a) of the Securities and Exchange Act of 1934 as amended were filed on a timely basis.

Executive Compensation

Summary Compensation Table

     The following table shows information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's other executive officers whose total cash compensation exceeded $100,000 in fiscal year 1995.

                        Summary Compensation Table

                                                                               Long-Term
                                                 Annual Compensation         Compensation
                             Fiscal                 Other Annual               Securities
Name and Principal Position   Year     Salary      Compensation(1)         Underlying Options

John J. Fleischhacker         1995   $ 918,750         $    -                     -
Chief Executive Officer       1994     800,000           124,686                  -
                              1993     952,500              -                     -

Daniel J. Starks              1995     595,000            55,700                  -
President                     1994     535,000            55,700                  -
                              1993     475,000           237,000                  -

John C. Heinmiller(2)         1995     145,000            16,400               160,000
Vice President - Finance
and Administration


(1) Amounts shown as Other Annual Compensation include the following; Mr. Fleischhacker, loan forgiveness amount of $119,186 in 1994; Mr. Starks loan forgiveness amounts of $48,000 in 1995 and 1994 and $200,000 reimbursed for the payment of taxes in 1993; and Mr. Heinmiller, imputed interest on interest-free loans of $16,400 in 1995.

(2) Mr. Heinmiller joined the Company on March 1, 1995.


Stock Option Grants in Last Fiscal Year


     The following table contains information concerning the grant of stock options made during fiscal year 1995 to the named executive officers:

                                   % of Total
                       Number        Options                                Potential Realizable Value
                         of          Granted                                at Assumed Annual Rates
                     Securities        to        Exercise                       of Stock Price
                     Underlying     Employees     or Base                   Appreciation for Option
                       Options       in Last     Price Per    Expiration           Term (2)
Name                   Granted     Fiscal Year   Share(1)        Date           5%         10%

John C. Heinmiller   160,000(3)       100%        $13.75     March 1, 2001   $748,800   $1,697,600
____________

(1) Based upon the highest reported sale price of the Company's Common Stock on February 28, 1995, the date preceding the date of grant.

(2) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock market conditions, as well as the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(3) Option becomes exercisable in five equal annual installments beginning with the date of grant (March 1, 1995), with full vesting occurring on the fourth anniversary of the date of grant (March 1, 1999).


Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End
Option Values

     The following table sets forth information with respect to the named executive officers concerning the exercise of stock options during the last fiscal year:


           Shares               Number of Securities        Value
of Unexercised
           Acquired                     Underlying Unexercised      in-the-
Money Options at
           on     Value     Options at Fiscal Year-End
Fiscal Year-End (1)
Name                    Exercise   Realized   Exercisable Unexercisable   Exercisable  Unexercisable

John C. Heinmiller       32,000     $0(2)           -        128,000           -         $1,344,000
____________
</END TABLE>
(1) The closing price for the Company's Common Stock on September 29, 1995 was $24.25.  Value is calculated on the basis of the difference between the option exercise price and $24.25 multiplied by the number of shares of Common Stock underlying the options.

(2) Mr. Heinmiller joined the Company as its Vice President - Finance and
    Administration on March 1, 1995 and was granted a non-qualified option to purchase 160,000 shares of the Company's Common Stock, of which 32,000 shares were exercisable on March 1, 1995. Mr. Heinmiller exercised his option for these 32,000 shares the same day. The Company provided Mr.
    Heinmiller with a $440,000 interest-free recourse demand loan
    (collateralized by the shares acquired) to cover the exercise price.
    Since the exercise price per share under the option and the market price per share of Company Common Stock on the day of exercise were the same, Mr. Heinmiller did not recognize any value upon exercise.


                          Employment Arrangements

The terms of a letter from the Company to Mr. Heinmiller set certain of the provisions of his employment and compensation. Among other things, the terms of this letter set Mr. Heinmiller's base annual salary and provide that in the event that the Company is acquired within the first twelve months of Mr. Heinmiller's employment, Mr.
Heinmiller will receive an additional payment equal to his base annual salary.

                            Certain Transactions

During fiscal year 1995 the Company had outstanding interest-free loans to Daniel J. Starks and John C. Heinmiller, both of whom are directors and executive officers of the Company. The largest aggregate amount of Mr. Starks' indebtedness outstanding during fiscal year 1995 was $138,069; the amount outstanding as of January
26, 1996, was $78,069.  The largest aggregate amount of Mr.
Heinmiller's indebtedness outstanding during fiscal year 1995 and the amount outstanding as of January 26, 1996 was $440,000.

The Company buys certain of its raw materials from a company that is controlled by Mr. Fleischhacker's family and sells certain of its finished goods to the same company. During fiscal year 1995 the Company purchased $2,059,246 from this company and had sales of $695,743 to this company.



Board Compensation Committee Report

                Compensation Policies for Executive Officers

The compensation committee's general policy with respect to executive compensation is to take into account any and all factors it can identify that bear on the Company's ability to attract, retain and motivate both the individuals and the performance that will help maximize shareholder value in the long term. The application of this policy necessarily is highly qualitative and combines variable subjective and objective factors. The range of variable factors that the committee deems relevant under its general policy includes (1) whether the proposed executive officer is being recruited to join the Company from existing employment, (2) the individual's compensation history together with compensation negotiations, (3) individual and corporate record of accomplishments, creativity and productivity, (4) team and leadership dynamics, (5) competitive circumstances and opportunities, (6) knowledge of and experience in the specific technology, products, and markets of the Company, (7) knowledge of, continuity, and relationships with all customer, regulatory, and other influential third party groups, (8) difficulty, timing and overall cost of replacement, (9) sales growth, (10) profitability,
(11) return on equity, (12) individual and management group ownership positions in the Company, (13) corporate tax and financing considerations, (14) matters discussed below, and (15) any other appropriate subjective or objective factors that fit the circumstances and define the best interests of the Company as a whole. Due to the diversity and nature of this entire range of considerations, the combination and weighing of these broad categories of factors is not done according to any set formula and instead depends on the experience and subjective judgment of the members of the compensation committee.

The Company has developed a management culture that especially values flexibility, innovation, and long term strategic focus. The
Company defined a strategic plan in the mid 1980s that continues to drive the Company's efforts today. Although the details of the strategic plan are confidential and considered trade secrets for competitive reasons, the Company's execution of its program has included significant long term investment and a willingness to sacrifice short term results for future competitive position. This strategic plan has recently resulted in a strong increase in shareholder value and short term operating results. The compensation committee takes these considerations and incremental execution of the strategic plan into account in a qualitative way in formulating executive officer compensation.

The compensation committee further takes into account the small size of the Company's group of executive officers and the resulting disproportionate contributions these individuals have made to the Company's success when the committee sets executive compensation.
During the first five months of fiscal year 1995 and virtually all of the five year period covered by the performance graph found elsewhere in this proxy statement, the Company had only two executive officers, both of whom performed numerous senior management and other functions beyond the scope suggested by their titles. It would be inappropriate and misleading to make intercompany comparisons of executive officer compensation without considering these circumstances. For purposes of comparing Daig executive officer compensation with that of individuals in other companies, it therefore often may be more meaningful to compare overall levels of operating expenses as a percent of sales, subject to adjustment for all other appropriate differences, to put relative compensation, productivity, and overall performance into context.

The compensation committee notes that the executive officers of the Company have major shareholder positions in the corporation. The committee believes that this factor helps align the interests of the executive officers with the interests of all other shareholders to maximize shareholder value over the long term. This is another factor that bears on the committee's decisions regarding executive compensation.


                   CEO Compensation For Fiscal Year 1995

The compensation of the Chief Executive Officer for fiscal year 1995 was determined by taking into account all of the policy considerations and factors set forth in the compensation committee's report on compensation policies for executive officers including but not limited to (1) the outstanding operating results and performance of the Company under the leadership of Mr. Fleischhacker as reflected in Daig Corporation's financial statements and in the comparison of five year cumulative total return to shareholders in Daig Corporation's current proxy statement (2) subjective considerations, (3) factors involving confidential business information, (4) direct and indirect consultation with the Chief
Executive Officer, and (5) the other considerations indicated in this Committee's report.


             Other Executive Compensation For Fiscal Year 1995

At a meeting held prior to the time at which John C. Heinmiller joined the Company as an executive officer, the entire Board of Directors (with Mr. Heinmiller abstaining) reviewed and ratified the proposed terms of Mr. Heinmiller's employment, including his compensation.

Respectfully submitted,


Edward F. Fox             Dale L. Harris                  John C. Heinmiller



        Compensation Committee Interlocks and Insider Participation

The compensation committee consists of Edward F. Fox, Dale L. Harris and John C. Heinmiller. Mr. Fox and Mr. Harris are outside members of the board of directors and of its compensation committee. Mr.
Heinmiller was an officer and employee of the Company during fiscal year 1995.

                          Stock Performance Graph

    The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock during the five years ended September 30, 1995 with the cumulative total return on the NASDAQ Stock Market Index (U.S.
Companies) and the Index of NASDAQ Medical Products (SIC Code 384).
The comparison assumes $100 was invested on September 30, 1990 in the common stock of the Company and in each of the other indices and assumes reinvestment of all dividends.


                     TABLE OF PERFORMANCE GRAPH DATA
             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      INDEXED TO SEPTEMBER 30, 1990

                              9/30/90   9/30/91    9/30/92    9/30/93    9/30/94   9/30/95

DAIG CORPORATION                100        89        249        768       1,277     4,199

NASDAQ U.S. COMPANIES           100       157        176        231         233       321

NASDAQ MEDICAL PRODUCTS-384     100       187        166        153         160       242


                             INDEPENDENT AUDITORS

    The Board of Directors of the Company has selected Grant Thornton LLP to serve as independent auditors for the Company for the fiscal year ending September 30, 1996. The Company expects that a representative of Grant Thornton LLP will be present at the Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

                SHAREHOLDER PROPOSALS FOR 1997 REGULAR MEETING

    The 1997 Regular Meeting is expected to be held in February 1997. Unless the date of the 1997 Regular Meeting is changed, a shareholder proposal must be received by the Secretary of the Company no later than the close of business on November 11, 1996, in order to be included in the Company's Proxy Statement for the 1997 Regular Meeting of Shareholders.

                                OTHER BUSINESS

    The Board of Directors of the Company does not know of any other business to be presented at the Meeting. If any other matters are properly brought before the Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                               By Order of the Board of Directors


                               John J. Fleischhacker
                               Chief Executive Officer and
                               Chairman of the Board

Dated:  January 29, 1996
Minnetonka, Minnesota

                              DAIG CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE REGULAR MEETING OF SHAREHOLDERS TO BE HELD ON April 12, 1996.

    The undersigned hereby appoints Mr. John J. Fleischhacker and Mr. Daniel J. Starks or either of them acting in the absence of the other, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the Common Stock of Daig Corporation, a Minnesota corporation (the "Company"), held or owned by the undersigned or standing in the name of the undersigned at the Regular Meeting of Shareholders of the Company to be held at the Ramada Plaza Hotel, located at 12201 Ridgedale Drive, Minnetonka, Minnesota 55345, at 9:30 a.m., Minnesota time, on April 12, 1996, and any adjournment thereof, and the undersigned hereby instructs said attorneys to vote as follows:




1.  Election of Directors:

    FOR all nominees listed                             WITHHOLD AUTHORITY
    below (except as marked                               To vote for the
to the contrary below)                  ABSTAIN       nominees indicated below

          ______                        ______                 ______

NOTE: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:


      John J. Fleischhacker
      Daniel J. Starks
      John C. Heinmiller
      Dennis A. Stowers
      Edward F. Fox
      Dale L. Harris


2. In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.





Date_____________________________   _______________________________

Number of Shares ____________       __________________________________
                          (Please sign exactly as shown on envelope addressed to you.)







                   THE PROXIES WILL BE VOTED AS INSTRUCTED.

IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" MATTER (1) ABOVE, AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER
MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.